UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2017

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01                   Completion of Acquisition or Disposition of Assets.

Effective April 21, 2017, Cardinal Financial Corporation (the “Company”) completed its previously announced merger (the “Merger”) with United Bankshares, Inc. (“United”), and its wholly-owned subsidiary, UBV Holding Company, LLC (“UBV”), pursuant to the Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among the Company, United and UBV (the “Merger Agreement”).  At closing, the Company merged with and into UBV, with UBV as the surviving entity.  As a result of the Merger, and pursuant to the terms and conditions of the Merger Agreement, each share of the Company’s common stock was converted into the right to receive 0.71 shares of United common stock (the “Merger Consideration”).

At the effective time of the Merger, each outstanding stock option of the Company granted under a Company stock plan, whether vested or unvested, shall vest and each Company stock option holder will have the right to receive, in exchange for his or her Company stock options, options to acquire United common stock, adjusted based on the 0.71 exchange ratio.  Also, at the effective time of the Merger, each restricted stock award granted under a Company stock plan that is unvested or contingent and outstanding immediately prior to the effective time of the Merger shall fully vest and shall be converted into the right to receive shares of United common stock based on the 0.71 exchange ratio.

Immediately following the Merger, Cardinal Bank, a wholly owned subsidiary of the Company, merged with and into the United Bank, a wholly owned subsidiary of United, with United Bank as the surviving entity.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) on April 21, 2017 that, at the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to such time, was automatically cancelled and converted into the right to receive the Merger Consideration. On April 21, 2017, the Company requested Nasdaq to promptly file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the shares of the Company’s common stock. Following the effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of the Company’s common stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03                   Material Modification to Rights of Security Holders.

The disclosure set forth under Items 2.01 and 3.01 is incorporated by reference into this Item 3.03.

Item 5.01                   Changes in Control of Registrant.

On April 21, 2017, pursuant to the terms of the Merger Agreement, United completed the acquisition of the Company through the merger of the Company with and into UBV, with UBV as the surviving entity. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to such time was automatically cancelled and converted into the right to receive the Merger Consideration. The aggregate amount paid by United for the Merger Consideration was 23,690,589 shares of United common stock, which had a value of approximately $972,498,679 million based on the closing price of United common stock on April 21, 2017.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc., UBV Holding Company, LLC and Cardinal Financial Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 18, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.
(as successor to Cardinal Financial Corporation)

Date: April 28, 2017	By:	/s/ W. Mark Tatterson
W. Mark Tatterson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc., UBV Holding Company, LLC and Cardinal Financial Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on August 18, 2016).